UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On September 24, 2025, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to report that it has filed its Annual Report on Form 10-K for the fiscal year ended July 31, 2025 with the U.S. Securities and Exchange Commission. The Annual Report, which includes the Company’s audited consolidated financial statements, related notes thereto and management’s discussion and analysis for the fiscal year, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Operational Highlights:

●	Initial Production Ramp-Up: Approximately 130,000 pounds of precipitated uranium and dried and drummed U3O8 (uranium concentrate) as of July 31, 2025.
●
Achieved Low-Cost Production: Total Cost per Pound(1) of $36.41, including Cash Cost per Pound(1) of $27.63 and Non-Cash Cost per Pound(1) of $8.78, with successful commissioning of the Irigaray Central Processing Plant from elution through to packaged product, based on 26,421 pounds of U3O8 dried and drummed in fiscal 2025.

●
Process Upgrades at Irigaray Plant Initiated in Q4: Building on Christensen Ranch refurbishment earlier in the year to support higher production rates, commenced upgrades at Irigaray designed to support 24/7, two-shift operations. This work is expected to allow the drying and drumming of precipitated uranium currently kept in thickeners to proceed at an expedited rate.

●
Christensen Ranch Expansion: Two new in-situ recovery (“ISR”) mine-units constructed and commissioned in recent months at Christensen Ranch, with Header Houses 10-7 and 10-8 boosting Powder River Basin production.

●
Burke Hollow 90% Complete, America’s Next ISR Mine: Targeting construction completion by November 2025, positioning for operational start-up in December with pipelines being pressure tested and pumps set to launch the newest production area in South Texas.

●
Sweetwater Acquisition from Rio Tinto: Acquired the Sweetwater Plant and Rio Tinto's other Wyoming uranium assets for $175 million, adding approximately 175 million pounds of historic resources(4). The project was recently designated by the U.S. Government for fast-track permitting to add ISR capability.

●
Roughrider Pre-Feasibility Commenced: Metallurgical test work significantly advanced, bulk solvent extraction and yellowcake precipitation completed and initiated a pre-feasibility study ("PFS") for the world-class, high-grade Roughrider project in Saskatchewan, Canada, in the prolific Athabasca Basin.

●
Launched United States Uranium Refining & Conversion Corp ("UR&C"): To position UEC as the only vertically integrated U.S. company with uranium mining, processing and planned refining and conversion capabilities.

Financial Highlights as of July 31, 2025:

●	Strong Balance Sheet: $321 million of cash, inventory(2) and equities at market prices(3), with no debt.
●
First Half of Fiscal 2025 Sales: $66.8 million in revenue and $24.5 million of gross profit from the sales of 810,000 pounds of U₃O₈ from UEC’s physical portfolio at an average price of $82.52 per pound.

●
Second Half of Fiscal 2025 Inventory Buildup: 1,356,000 pounds of U₃O₈ held in inventory at July 31, 2025, valued at $96.6 million at market prices(3), excluding approximately130,000 pounds of initial Wyoming production. U.S. warehoused inventory is expected to increase by another 300,000 pounds through December 2025 purchase contracts at $37.05 per pound in addition to uranium from operations.

●
Unhedged Positioning Provides Maximum Upside and Flexibility: UEC’s 100% unhedged approach enabled opportunistic first-half sales and deliberate second-half inventory accumulation, giving the Company maximum exposure to rising uranium prices while preserving flexibility for future sales, including to the U.S. Uranium Reserve as well as other government, domestic and global demand.

Policy and Market Context:

●
U.S. Nuclear Policy Momentum: President Trump’s transformative Executive Orders to quadruple nuclear energy, combined with Energy Secretary Chris Wright’s recent call to expand domestic uranium reserves are providing unprecedented tailwinds to rebuild and re-shore the U.S. nuclear fuel supply chain.

●
Artificial Intelligence (“AI”) and Energy Demand Transforming Nuclear Markets: Surging AI and data center power needs are accelerating nuclear energy’s role as the only scalable, carbon-free baseload power source. Recent multi-billion-dollar hyperscale energy and infrastructure commitments, from new nuclear power purchase agreements to advanced reactor development, highlight the unprecedented flow of private capital into nuclear energy and reinforce the critical need for U.S.-origin uranium, refining and conversion capacity.

Amir Adnani, President and CEO, stated:

“Fiscal 2025 was a breakthrough year as we transitioned from developer to producer. We delivered initial uranium production from ramp-up in Wyoming and advanced Burke Hollow to near completion as America’s next ISR mine. We also expanded our U.S. platform through the accretive acquisition of Rio Tinto’s Sweetwater Plant and Wyoming uranium assets. This transaction added approximately 175 million pounds of historic resources(4) and established our third U.S. hub-and-spoke production platform. With Sweetwater subsequently designated for federal fast-track permitting, it is positioned to become a cornerstone of America’s uranium supply chain.

“Our strong balance sheet remains one of our core advantages, with $321 million in cash, inventory(2) and equities at market prices(3), and no debt. In the first half of fiscal 2025, we generated $66.8 million in revenues from sales, averaging above $82.50 per pound, and in the second half of 2025, we deliberately maintained our strategic inventory. Combined with our 100% unhedged approach, this provides maximum upside and flexibility to capture rising uranium prices and meet growing global demand, including anticipated purchases for the U.S. Uranium Reserve and other government programs.

“The recent launch of UR&C is designed to establish UEC as the only U.S. company moving towards end-to-end capabilities from uranium mining and processing through refining and conversion. With U.S. operations scaling across Wyoming and Texas and Roughrider advancing toward pre-feasibility in Canada, UEC is uniquely aligned with the bi-partisan call for secure and reliable nuclear fuel supply. President Trump’s Executive Orders to quadruple nuclear energy, together with the surge in AI and hyperscale data center demand, are creating unprecedented support for nuclear power. UEC is ready to meet this moment with its vertically integrated growth platform across the U.S. and Canada.”

Christensen Ranch and Irigaray ISR Operations, Wyoming

In fiscal 2025, UEC successfully restarted operations and commenced production at the Christensen Ranch ISR Mine in Wyoming’s Powder River Basin. Initial production rates from the Christensen Ranch satellite plant to the Irigaray central processing plant resulted in an aggregate quantity of approximately 130,000 pounds of precipitated uranium and dried and drummed concentrate at the end of fiscal 2025.

As part of the ongoing ramp-up, UEC achieved a key operational milestone with the startup of header houses 10-7 and 10-8, in April and June 2025 respectively, marking the first two new production areas at Christensen Ranch. The header houses resulted in a notable increase in uranium head grade operating alongside past-producing wellfields 7, 8, and 10. Construction of four new header houses in wellfield 11 are underway with power poles placed and buildings being set on their foundations.

In parallel, process upgrades at the Irigaray central processing plant were initiated in the fourth quarter of fiscal 2025, including a full rebuild of one of two yellowcake thickeners along with calciner improvements. Together with the refurbishment completed at Christensen Ranch earlier in the year, these upgrades are expected to support higher production rates in addition to improved operational efficiency and performance.

Wellfield development advanced with active well installation (piloting, casing, underreaming) in wellfield 11, delineation drilling completed in wellfield 12 and extensions planned in wellfields 8 and 10. These new production areas will form the base of UEC’s future production plans at Christensen Ranch.

The Company's workforce in Wyoming has increased to 73 personnel, supporting its growing operations in the Powder River Basin.

Burke Hollow ISR Project, South Texas

Construction of the Burke Hollow ion exchange facility (“IX Facility”) and first production area (“PAA-1”) progressed on schedule in fiscal 2025, with key advances made across wellfield development and processing infrastructure.

IX Facility columns were installed and loaded with resin, and drilling of the deep disposal well was completed with testing underway. Additionally, the high-density polyethylene trunkline between the satellite IX Facility and PAA-1 was fused, pressure tested and connected to the plant. Installation of wellfield and IX Facility equipment has continued concurrently through the fiscal year with provision of three-phase power to the project site by the utility provider.

The Company’s workforce in South Texas has grown to 56 personnel, supporting the Company’s advancing development at Burke Hollow and broader regional hub-and-spoke platform.

Sweetwater Uranium Complex, Wyoming

In the first half of fiscal 2025, UEC completed the acquisition of Rio Tinto America's Sweetwater Plant and Great Divide Basin uranium properties in Wyoming. This added 4.1 million pounds U3O8 per year of licensed uranium production capacity and 175 million pounds of historic resources(4) and established the Company’s third hub-and-spoke production platform in the U.S. The Sweetwater Plant, which was originally designed as a 3,000-ton-per-day mill to process conventionally mined ore, is planned to be adapted for recovery of uranium from loaded ion-exchange resins produced by ISR operations, a lower-impact approach to uranium extraction.

On August 1, 2025, the Sweetwater Uranium Complex was designated as a FAST-41 transparency project by the U.S. Federal Permitting Improvement “Steering Council” as part of the implementation of President Trump’s Executive Order on Immediate Measures to “Increase American Mineral Production”. The March 2025 Executive Order directed federal agencies to fast-track permitting for certain infrastructure and critical minerals projects selected by the Steering Council. Although a large portion of the Sweetwater Project is permitted for conventional mining, UEC has applied to expand the mine permit boundary to include ISR-amenable deposits located on adjacent Federally owned lands, which are overseen by the Bureau of Land Management.

Additional key highlights of the Sweetwater Complex:

●	U.S. Leading Resource Base: Over 175 million pounds of historic uranium resources(4).
●	Scalable Platform with Rich Data: 6.1 million feet of historic drilling with UEC’s Great Divide Basin portfolio now totaling approximately 108,000 acres.
●	Previously Permitted Mines: Includes the Sweetwater (Red Desert), Big Eagle, and Jackpot (Green Mountain) uranium mines, which are approved for conventional mining methods.
●
Highly Invested Asset Base with Scarcity Value: Significant time and cost savings in modifying existing plant versus building a new facility, including shared infrastructure and enhanced operating synergies.

Roughrider Project, Saskatchewan

In preparation for its proposed PFS, UEC drilled metallurgical holes across the West Zone, East Zone and Far East Zone at the Roughrider Project. The drill cores were collected to confirm metallurgical testing aimed at advancing the project toward the next stage of technical development.

Metallurgical test work, initiated in January 2025, is being conducted by SGS Canada Inc. – Mineral Services at its laboratory in Lakefield, Ontario. Testing completed to date includes:

●	Bulk solvent extraction on pregnant leach solution to generate raffinate and pregnant strip liquor;
●	Gypsum removal from the pregnant strip liquor;
●	Yellowcake precipitation;
●	Bulk tailings neutralization and effluent treatment; and
●	Liquid/solid separation of simulated tailings.

In parallel, UEC has initiated a request for proposals to engage qualified firms for the preparation of the forthcoming PFS and related technical report summary for the Roughrider Project.

UEC Launches United States Uranium Refining & Conversion Corp

United States Uranium Refining & Conversion Corp, a wholly owned subsidiary, has been formed to pursue the feasibility of developing a new, state-of-the-art American uranium refining and conversion facility. This initiative aims to position UEC as the only vertically integrated U.S. uranium company with mining and processing operations and planned refining and conversion capabilities.

Under one American banner, UEC’s end-to-end capabilities would provide a secure and geopolitically reliable source of Uranium Hexafluoride, the critical feedstock for enrichment used to produce low-enriched uranium and high-assay low-enriched uranium, fuels essential for powering large, small, and advanced reactors in undersupplied domestic and allied markets.

This initiative builds on UEC’s existing uranium platform, advancing a fully American supply chain aligned with U.S. policy and Defense Production Act authorities. The project will move forward contingent on several factors, including completion and assessment of additional engineering and economic studies, securing strategic government commitments, utility contracts, regulatory approvals, and favorable market conditions. UEC has begun initial discussions with the United States government, state-level energy authorities, utilities, and financial entities.

Conference Call Details

A conference call will be held at 11:00 a.m. ET (8:00 a.m. PT) on Wednesday, September 24, 2025, to discuss these results, upcoming catalysts, and current market conditions. To participate, please use one of the following methods:

Webinar: Click Here
North America (toll-free): 1-877-270-2148
International: 1-412-902-6510

The fiscal 2025 results presentation will be available on UEC’s website at www.uraniumenergy.com and a replay of the event will be available following the presentation.

Notes:

1.
Total Cost per Pound, Cash Cost Per Pound and Non-Cash Cost Per Pound are not measures of financial performance under accounting principles generally accepted in the United States ("GAAP") and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See “Non-GAAP Measures” below.

2.	Does not include inventory in-process or dried and drummed concentrate at the Irigaray Central Processing Plant.
3.	Market values for securities are based on closing prices as at July 31, 2025, and for uranium inventories are based on the spot price quoted on UxC ConverDyn as of such date.
4.
Based upon internal studies and other historic data prepared by prior owners in regard to the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under United States S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01         Financial Statements and Exhibits

(d)                  Exhibits

Exhibit	Description
99.1	News Release dated September 24, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: September 24, 2025.	By:	/s/ Josephine Man
Josephine Man, Chief Financial
Officer, Treasurer and Secretary